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                                                                     Exhibit 1-A


                             DUKE ENERGY CORPORATION

                          $          % SENIOR NOTES DUE


                             UNDERWRITING AGREEMENT




                                                         [date]

[Names and Addresses
of Representatives]




Ladies and Gentlemen:

         1. Introductory. DUKE ENERGY CORPORATION, a North Carolina corporation (the "Corporation"), proposes, subject to the terms and conditions
stated herein, to issue and sell $            aggregate principal amount of
    % Senior Notes due (the "Notes") to be issued pursuant to the provisions of a Senior Indenture, dated as of September 1, 1998, as the same may be amended and supplemented by supplemental indentures, including the supplemental
indenture to be dated as of                   relating to the Notes (the
"Indenture"), between the Corporation and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) (the "Trustee").

                                         are acting as the representatives (the
"Representatives") of the several underwriters (the "Underwriters") named in Schedule A hereto. The Corporation hereby agrees with the several Underwriters as follows:

         2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the several Underwriters that:

         (a)      A registration statement (No. 333-     , which also
                  constitutes a post-effective amendment to a previous registration statement No. 333-58820), including a combined prospectus, relating to the Notes and certain other securities has been filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, for each of the other Underwriters, have been declared effective by the Commission in such form, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") being
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                  hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and the final prospectus relating to the Notes, in the form first filed pursuant to Rule 424(b) under the 1933 Act Regulations, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

         (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Corporation makes no warranty or representation to the Underwriters with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter specifically for use therein or any information set forth in the Prospectus under the caption "Book-Entry System."

         (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact


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                  or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) The compliance by the Corporation with all of the provisions of this Agreement has been duly authorized by all necessary corporate action and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries (as hereinafter defined) is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective property that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except for authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina and the registration under the 1933 Act of the Notes, qualification under the Trust Indenture Act of 1939 and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

         (e) This Agreement has been duly authorized, executed and delivered by the Corporation.

         (f) Each of Duke Capital Corporation, Westcoast Energy Inc., PanEnergy Corp and Duke Energy Natural Gas Corporation is a Delaware corporation, and Texas Eastern Transmission, LP is a Delaware limited partnership (herein collectively referred to as the "Principal Subsidiaries"); each such entity is a direct or indirect wholly owned subsidiary of the Corporation.

         (g) The Indenture has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939 and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Corporation enforceable against the Corporation in accordance with its terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general


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                  principles of equity (regardless of whether such
                  enforceability is considered in a proceeding in equity or at law).

         (h) The Notes have been duly authorized and executed by the Corporation and, when authenticated by the Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and the Notes.

         (i) The agreements set forth on Annex A hereto list all indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments that are material to the Corporation and its subsidiaries taken as a whole.

         3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase
from the Corporation, at a purchase price of    % of the principal amount of the
Notes plus accrued interest from                     , the respective principal
amount of Notes set forth opposite the names of the Underwriters in Schedule A hereto plus the respective principal amount of additional Notes which each such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof.


         Payment of the purchase price for the Notes to be purchased by the Underwriters shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, N.Y., 10017, or at such other place as shall be mutually agreed upon by you and the Corporation, at 10:00 a.m., New York City
time, on                    (unless postponed in accordance with the provisions
of Section 8) or such other time and date as shall be agreed upon in writing by you and the Corporation (the "Closing Date"). Payment shall be made to the Corporation by wire transfer in immediately available funds, payable to the order of the Corporation against delivery of the Notes, in fully registered form, to you or upon your order. The Notes shall each be delivered in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of the Notes upon original issuance and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC").


         4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

         5. Covenants of the Corporation. The Corporation covenants and agrees with the several Underwriters that:


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         (a)      The Corporation will advise you promptly of the filing of any amendment (and effectiveness thereof) or supplementation of the Registration Statement or the Prospectus, of the filing of any Rule 462(b) registration statement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (b) If at any time when a prospectus relating to the Notes is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

         (c) The Corporation, during the period when a prospectus relating to the Notes is required to be delivered under the 1933 Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

         (d) The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the date of this Agreement.

         (e) The Corporation will furnish to you, without charge, copies of the Registration Statement (six of which will be signed and will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

         (f) The Corporation will arrange or cooperate in arrangements for the qualification of the Notes for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.


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         (g)      The Corporation will pay all expenses incident to the
                  performance of its obligations under this Agreement including
                  (i) the printing and filing of the Registration Statement and the printing of this Agreement and any Blue Sky Survey, (ii) the preparation and printing of certificates for the Notes,
                  (iii) the issuance and delivery of the Notes as specified herein, (iv) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Notes under the securities laws of any jurisdiction in accordance with the provisions of Section 5(f) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $5,000, (v) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by independent rating agencies for rating the Notes, (vii) any fees and expenses in connection with the listing of the Notes on the New York Stock Exchange, (viii) any filing fee required by the National Association of Securities Dealers, Inc., (ix) the costs of any depository arrangements for the Notes with DTC or any successor depositary and (x) the costs and expenses of the Corporation relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Corporation, travel and lodging expenses of the Representatives and officers of the Corporation and any such consultants, provided, however, the Underwriters shall reimburse a portion of the costs and expenses referred to in this clause (x).

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Corporation herein, to the accuracy of the statements of officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

         (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or you, shall be threatened by the Commission.

         (b) Prior to the Closing Date, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services to (i) any debt securities or preferred stock of the Corporation or (ii) any trust preferred securities of Duke Energy Capital Trust I or Duke Energy Capital Trust II as of the date of this Agreement shall not have been lowered.

         (c) Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Corporation, financial or otherwise, except


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                  as reflected in or contemplated by the Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Prospectus and transactions in the ordinary course of business, the effect of which in your reasonable judgment is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated by the Prospectus.

         (d) You shall have received an opinion of Edward M. Marsh, Jr., Esq., Deputy General Counsel of the Corporation, dated the Closing Date, to the effect that:

                  (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                  (ii) Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial condition or results of operations of the Corporation and its subsidiaries taken as a whole.

                  (iii) The Registration Statement has become effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

                  (iv) The descriptions in the Registration Statement and the Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its subsidiaries or any of their respective properties that would be required to be disclosed in the Prospectus and is not so disclosed.

                  (v) This Agreement has been duly authorized, executed and delivered by the Corporation.

                  (vi) The performance by the Corporation of this Agreement and the Indenture will not contravene any of the provisions of the Restated Articles of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Corporation or


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                           any of its Principal Subsidiaries or any of their
                           respective property, nor will such action conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation or any of its Principal Subsidiaries is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject which affects in a material way the Corporation's ability to perform its obligations under this Agreement and the Indenture.

                  (vii) The North Carolina Utilities Commission and The Public Service Commission of South Carolina have issued appropriate orders with respect to the issuance and sale of the Notes in accordance with this Agreement, and, to the best of such counsel's knowledge, such orders are still in effect; the issuance and sale of the Notes to the Underwriters are in conformity with the terms of such orders; and no other authorization, approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is legally required for the issuance and sale of the Notes pursuant to this Agreement.

                  (viii) The Indenture has been duly authorized, executed and delivered by the Corporation and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms.

                  (ix) The Notes have been duly authorized and executed by the Corporation and, when authenticated by the Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and the Notes.

         Such counsel may state that its opinions in paragraphs (viii) and (ix) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing. Such counsel shall also state that nothing has come to his attention that has caused him to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date, contained or


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contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that, except as otherwise expressly provided in such opinion, he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in or incorporated by reference into the Registration Statement and the Prospectus, the statement of the eligibility and qualification of the Trustee or as to the information set forth in the Prospectus under the caption "Book-Entry System."

         In rendering the foregoing opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than North Carolina and may rely on the opinion of Austin, Lewis & Rogers of Columbia, South Carolina as to matters of South Carolina law. Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by him to be responsible.

         (e) You shall have received an opinion or opinions of Simpson Thacher & Bartlett, counsel to the Corporation, dated the Closing Date, to the effect that:

                  (i) The Corporation has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina, and has full corporate power and authority to conduct its business as described in the Prospectus.

                  (ii) The Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

                  (iii) This Agreement has been duly authorized, executed and delivered by the Corporation.

                  (iv) The issuance and sale of the Notes by the Corporation and the compliance by the Corporation with all of the provisions of this Agreement will not violate the Restated Articles of Incorporation or By-Laws of the Corporation or any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute, or any order known to such counsel issued pursuant to any federal or New York statute or the Delaware General Corporation Law or (with respect to Texas Eastern Transmission, LP) the Delaware Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over the Corporation or any of the Principal Subsidiaries (other than Westcoast Energy Inc.) or any of their properties, nor will such action breach or result in a default under any of the agreements set forth on Annex A hereto, which the Corporation has represented lists all indentures,


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                           mortgages, deeds of trust, loan agreements or other
                           agreements or instruments that are material to the Corporation and its subsidiaries taken as a whole.

                  (v) The North Carolina Utilities Commission and The Public Service Commission of South Carolina have issued appropriate orders with respect to the issuance and sale of the Notes in accordance with this Agreement, and, to the knowledge of such counsel, such orders are still in effect; the issuance and sale of the Notes to the Underwriters are in conformity with the terms of such orders.

                  (vi) The Indenture has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

                  (vii) The Notes have been duly authorized and executed by the Corporation and, assuming due authentication thereof by the Trustee, and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms and entitled to the benefits of the Indenture.

                  (viii) Each of the Principal Subsidiaries (other than Westcoast Energy Inc. and Texas Eastern Transmission,
                           LP) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as described in the Prospectus; and Texas Eastern Transmission, LP has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, and has full partnership power and authority to conduct its business as described in the Prospectus.

                  (ix) The Corporation is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (x) The Corporation is not required to be registered as a "holding company" as such term is defined under the Public Utility Holding Company Act of 1935, as amended.

                  (xi) The statements made in the Prospectus under the caption "Description of the Notes," insofar as they purport to constitute summaries of the terms of the Notes, constitute accurate summaries of the terms of such Notes in all material respects.


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
                  (xii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to such counsel's knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Corporation and the compliance by the Corporation with all the provisions of this Agreement, except for (A) authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina, (B) registration of the Notes under the 1933 Act and the qualification of the Indenture under the Trust Indenture Act of 1939 and (C) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

                  (xiii) The Registration Statement as of its date of effectiveness under the 1933 Act and the Prospectus as of its date complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and such counsel has no reason to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contained as of its date or contains at the Closing Date an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and does not express any opinion or belief as to the financial statements or other financial data contained in or incorporated by reference into the Registration Statement and the Prospectus, the statement of the eligibility and qualification of the Trustee or as to the information set forth in the Prospectus under the caption "Book-Entry System."

         Simpson Thacher & Bartlett may state that its opinions in paragraphs
(vi) and (vii) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of good faith and fair dealing. In rendering the foregoing opinion or opinions, Simpson Thacher & Bartlett may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that such counsel is relying on the opinion of Edward M. Marsh, Jr., Esq. as to matters of North Carolina law and on the opinion of Austin, Lewis & Rogers of Columbia, South Carolina as to matters of South Carolina law.

         (f) You shall have received an opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the Notes, the Registration Statement and the Prospectus, as amended or supplemented, and such other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as such counsel requests for the purpose of enabling it to pass upon such matters. In giving its opinion, such counsel may rely on the opinion of Edward M. Marsh, Jr., Esq. as to matters of North Carolina law.

         (g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Corporation, Duke Energy Capital Trust I or Duke Energy Capital Trust II on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking services or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this subsection (g) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 7 hereof and except for the expenses to be borne by the Corporation as provided in Section 5(g) hereof.

         (h) You shall have received a certificate of the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary and any financial or accounting officer of the Corporation, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct as of the Closing Date, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that the conditions specified in Section 6(b) and Section 6(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

         (i) On the date of this Agreement, you shall have received a letter dated the date hereof, in form and substance satisfactory to you, from the Corporation's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus as of a specified date not more than three business days prior to the date of this Agreement.

         (j) At the Closing Date you shall have received from the Corporation's independent public accountants a letter, dated the Closing Date, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to paragraph (i) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

         The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         7. Indemnification. (a) The Corporation agrees to indemnify and hold harmless each Underwriter, their respective officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

         (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 7.

In no case shall the Corporation be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Corporation shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Corporation shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Corporation shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Corporation and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Corporation and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Corporation and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Corporation agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Notes.

         (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Corporation, its directors and each of the officers of the Corporation who signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection
                  (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Corporation or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Corporation, and the

                  Corporation and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

         (c) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party in respect of any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage and expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Corporation on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equity considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Corporation bear to the total compensation received by the Underwriters in respect of the underwriting discount as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no

                  Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

         8. Default by One or More of the Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Notes that it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Corporation that you have so arranged for the purchase of such Notes, or the Corporation notifies you that it has so arranged for the purchase of such Notes, you or the Corporation shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments to the Registration Statement or the Prospectus which may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

         (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate amount of all the Notes to be purchased at such Closing Date, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the amount of Notes which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Notes which remains unpurchased exceeds one-tenth of the aggregate amount of all the Notes to be purchased at such Closing Date, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation as provided in
                  Section 5(g) hereof and the indemnity and contribution agreement in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Corporation or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Corporation, or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

         10. Reliance on Your Acts. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Corporation shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

         11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or telecopied and confirmed to the
Underwriters in care of        , Attn:      , facsimile number ( )   -   , or,
if sent to the Corporation, will be mailed or telecopied and confirmed to it at 526 South Church Street, Charlotte, N.C. 28202, facsimile number (704) 382-1452, attention of David L. Hauser, Senior Vice President and Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof shall be sent by mail or telecopy to such Underwriter at its address or telecopy number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or telecopy number will be supplied to the Corporation by the Representatives. Any such communications shall take effect upon receipt thereof.

         12. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         13. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon confirmation and acceptance by the Representatives on behalf of each of the Underwriters, this letter and such confirmation and acceptance will become a binding agreement between the Corporation, on the one hand, and each of the Underwriters, on the other hand, in accordance with its terms. It is understood that confirmation and acceptance of this letter by each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Corporation for examination, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        DUKE ENERGY CORPORATION



                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.



BY:


By:
     ------------------------------------------
     Name:
     Title:

                                   SCHEDULE A



                                                       Principal Amount of Notes
                                                                 to be
Underwriter                                                    Purchased
-----------                                                    ---------


                                                               ---------
Total.............................................            $
                                                              ==========

                                                                         Annex A

Material Agreements











                                       A-1